UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 24, 2014

CASPIAN SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-33215	87-0617371
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

2319 Foothill Drive, Suite 160, Salt Lake City, Utah
(Address of principal executive offices)

84109
(Zip code)

(801) 746-3700
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On September 24, 2014 Caspian Services, Inc. (the “Company”) and Bakhytbek Baiseitov (“Baiseitov”) agreed to amend the Secured Non-Negotiable Promissory Note (“Non-Negotiable Note”) and the Secured Convertible Consolidated Promissory Note (the “Consolidated Note”) held by Baiseitov to extend the maturity date of each Note from September 30, 2014 to September 30, 2015 to allow the parties additional time to investigate the possibility of restructuring the Company’s debt obligations.  As of the quarter ended June 30, 2014 the aggregate amount owed by the Company to Baiseitov pursuant to the two Notes was approximately $42,724,000.  The Non-Negotiable Note is convertible to common stock of the Company at a price of $0.12 per share.  The Consolidated Note is convertible to common stock of the Company at a price of $0.10 per share.

The foregoing description of the amendments to the Non-Negotiable Note and the Consolidated Note is a summary of and is qualified in its entirety by reference to the First Amendment to the Caspian Services Inc. Secured Non-Negotiable Promissory Note, dated September 24, 2014, between Caspian Services, Inc. and Bakhytbek Baiseitov and the First Amendment to the Caspian Services Inc. Secured Convertible Consolidated Promissory Note, dated September 24, 2014, between Caspian Services, Inc. and Bakhytbek Baiseitov, respectively, the full text of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	Exhibit 10.1	First Amendment to the Caspian Services Inc. Secured Non-Negotiable Promissory Note, dated September 24 2014, between Caspian Services, Inc. and Bakhytbek Baiseitov

	Exhibit 10.2	First Amendment to the Caspian Services Inc. Secured Convertible Consolidated Promissory Note, dated September 24, 2014, between Caspian Services, Inc. and Bakhytbek Baiseitov

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASPIAN SERVICES, INC.

Date: September 24, 2014	By:	/s/ Alexey Kotov
Alexey Kotov
Chief Executive Officer

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